EXHIBIT 10
                       ENSERCH CORPORATION
                    1991 STOCK INCENTIVE PLAN

ARTICLE I.  PURPOSE

     The purpose of the 1991 Stock Incentive Plan (the "Plan") is to promote the long-term success of ENSERCH Corporation (the "Company," which includes its Division, subsidiaries and affiliates) by providing a means through which the Company can attract and retain key employees who can contribute materially to that success. Such purpose shall be accomplished under the Plan by the (a) grants of stock Options ("Options") to purchase shares of the Common Stock of ENSERCH Corporation ("Shares"), (b) awards of Restricted Stock ("Restricted Stock"), or (c) a combination of both.

ARTICLE II.  EFFECTIVE DATE

     The Plan became effective on February 12, 1991, (the
"Effective Date")  and was approved by shareholders at the 1991
Annual Meeting of Shareholders of ENSERCH Corporation.

ARTICLE III.  ADMINISTRATION

     The Board of Directors of ENSERCH Corporation (the "Board"), acting through the Compensation Committee (the "Committee"), shall have the sole responsibility for the administration of the Plan. The Committee shall establish any Administrative Guidelines necessary or advisable for the administration of the Plan. The Committee shall have the authority to amend or rescind the Administrative Guidelines and shall have full authority with regard to the interpretation of the Administrative Guidelines or any other matters relating to the Plan. The Committee shall act by vote or consent of a majority of its members. All acts, determinations and decisions of the Committee shall be final and conclusive as to the parties concerned unless otherwise determined by the Board.

ARTICLE IV.  ELIGIBILITY

     (a) Employees: Except as provided in Subparagraph (b) below with respect to non-employee directors, Grants of Options and awards of Restricted Stock under the Plan shall be confined to those persons whom the Committee, in its sole discretion, determines to be key employees of the Company (including officers and directors who are also employees of the Company) who devote substantially their full time to the Company and who can make a meaningful contribution to the Company's success. No Option shall be granted to any member of the Committee. The Committee shall, from time to time and in its sole discretion, select from such eligible employees, those to whom Options shall be granted and awards of Restricted Stock shall be made and shall determine the number of shares to be subject to each Option or award of Restricted Stock.

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     (b)  Non-employee Directors:  Each current and subsequently elected non-employee director who has completed at least one full year of service (defined to mean service as a non-employee director from one Annual Meeting of Shareholders to the next succeeding Annual Meeting of Shareholders and referred to hereinafter as "Full Year of Service") and who has less than ten Full Years of Service as a non-employee director on May 9, 1994, shall receive an award of Restricted Stock following each Full Year of Service. The maximum number of awards of Restricted Stock that a non-employee director may receive is ten, reduced by the number of Full Years of Service completed as a non-employee director on May 9, 1994; provided, however, that in computing such maximum number of awards there shall not be counted any annual award that is forfeited pursuant to Article X(d) hereof. All such awards of Restricted Stock to non-employee directors shall be made only in accordance with the formula for such awards as set forth in Article X(d) hereof.

ARTICLE V.  RESERVE OF SHARES

     (a) A total of 2,000,000 Shares is the maximum number of Shares reserved for the Plan, subject to the adjustments authorized by Subparagraphs (b) and (c) below. Shares available under the Plan for grants of Options or awards of Restricted Stock may consist either in whole or in part of authorized but unissued Shares or Shares held in the treasury of ENSERCH Corporation.

     (b) The number of Shares held in reserve for the Plan, the number of Shares subject to Option that may be granted to any individual in any calendar year, the number of shares of Restricted Stock that may be awarded to an Executive Officer with respect to all performance periods beginning in any calendar year, the number of Shares and the Option price for Shares covered by each outstanding Option, and the number of Shares covered by each outstanding award of Restricted Stock shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of the issued Shares and may, in the absolute discretion of the Board, be similarly adjusted for any other capital adjustment (including the reclassification of Shares or recapitalization or reorganization of the Company), the payment of a stock dividend or the distribution to holders of the Shares of rights, warrants, assets or evidences of indebtedness.

     (c) If an Option as to any Shares expires, terminates, ceases to be exercisable or is surrendered before being exercised in full, or an award of Restricted Stock is forfeited (where the forfeiting participant received no benefits of ownership), the number of Shares that were subject to the Option but that were not transferred pursuant to the Option or the number of Shares covered by the forfeited award of Restricted Stock shall, unless the Plan shall have been terminated, again be available for the granting of

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Options or the award of Restricted Stock, subject to the aggrega maximum stated in Subparagraph (a) above.

ARTICLE VI.  TERMS AND CONDITIONS OF OPTIONS

     One or more Options can be granted to any employee eligible to receive such a grant under Article IV. The maximum number of Shares subject of Options that can be granted to any one individual during any calendar year shall not exceed 80,000 shares (subject to adjustment pursuant to Article V hereof). Each Option granted pursuant to the Plan shall be evidenced by a stock option agreement (the "Agreement") between the Company and the employee to whom the Option is granted (the "Optionee"), which Agreements need not be identical to each other but shall comply with and be subject to the following terms and conditions:

     (a) Option Price: The Option price per Share shall be set at the date of grant ("Date of Grant") by the Committee but shall in no instance be less than the Fair Market Value on the date the Option is granted. As used in the Plan (unless a different method of calculation is required by applicable law), "Fair Market Value" on any date shall mean (i) the average of the high and low prices per share of the Shares as reported in the New York Stock Exchange Composite Transactions Report (or any other consolidated transactions reporting system which subsequently may replace such Composite Transactions Report) (the "Consolidated Tape") for the New York Stock Exchange (the "NYSE") on the date as of which the determination is being made or, if there are no sales on such date, in accordance with applicable Internal Revenue Service Regulations relating to the determination of fair market value of stock options or (ii) in the event that the Shares are not listed for trading on the NYSE, an amount determined in accordance with standards adopted by the Committee.

     (b)  Duration of Options:  Unless Subparagraph (f) of this
Article VI applies, each Option granted under the Plan shall expire and all rights to purchase Shares pursuant thereto shall cease on the tenth anniversary of the Date of Grant of the Option (the "Expiration Date").

     (c) Vesting of Options: Each Option granted hereunder may only be exercised to the extent that the Optionee is vested in such Option. An Optionee shall vest separately in each Option granted hereunder in accordance with a schedule determined by the Committee, in its sole discretion, which will be incorporated in the Agreement. Unless otherwise determined by the Committee, each Agreement will provide that the Option vests in accordance with the following schedule:

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
Number of years the Optionee has remained
in the employ of the Company or Subsidiary    Extent to which the
  following the grant of the Option            Option is vested

Under one. . . . . . . . . . . . . . . . . . . . . . . .       0%
At least one but less than two . . . . . . . . . . . . .      25%
At least two but less than three . . . . . . . . . . . .      50%
At least three but less than four. . . . . . . . . . . .      75%
Four or more . . . . . . . . . . . . . . . . . . . . . .     100%

Anything contained in this Subparagraph to the contrary notwithstanding, an Optionee shall become fully (100%) vested in each of his or her Options upon his or her termination of employment with the Company for reasons of death, Disability or Retirement at or after age 60, upon the sale of a Subsidiary of the Company to an unaffiliated company such that he or she no longer remains in the employ of the Company or, if in the sole discretion of the Committee, the Committee determines that acceleration of the Option vesting schedule would be desirable for the Company.

     (d) Merger, Consolidation, Etc.: In the event that ENSERCH Corporation shall, pursuant to action by its Board, at any time propose to merge into, consolidate with or sell or otherwise transfer all or substantially all of its assets to another corporation and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding Options, or for the substitution of new Options with substantially equivalent benefit therefor, each outstanding Option shall become fully (100%) vested. The Committee shall advise each Optionee, in writing, of the manner and terms under which such fully vested Options shall be exercised.

     (e)  Exercise of Options:

          (i) Unless otherwise prohibited by Subparagraph (f) or the terms of this Plan, an Optionee may exercise, in whole or in part, the vested portion of an Option at any time by delivering to the Corporate Secretary of ENSERCH Corporation written notice specifying the number of Shares with respect to which the Option is being exercised, together with payment in full of the purchase price of such Shares plus any federal, state or local taxes for which the Company has a withholding obligation in connection with such exercise. In addition to payment in cash, payment may be made by the exchange of Common Stock of ENSERCH Corporation previously acquired by the Optionee and held for at least six months and having a Fair Market Value on the date of exercise equal to the price for which the Shares may be purchased pursuant to the Option. The Committee may, in its sole discretion, authorize such payment, in whole or in part, in any other form as may be approved by the Board and in a manner authorized by law.

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          (ii)  An Optionee may elect to satisfy any withholding
     due on the exercise of an Option either (a) in cash (the "cash method") or (b) by the retention by the Company of a number of Shares out of the Shares being purchased having a Fair Market Value equal to the amount to be withheld (the "Share retention method"). The Compensation Committee shall determine, from time to time, the amount to be withheld and the time and manner in which an Optionee may elect to satisfy such withholding obligation. Such amount shall be not less than the minimum withholding obligation of the Company or not more than the amount determined by application of the maximum tax in effect for individuals under applicable federal, state or local tax law. Under the "Share retention method," the amount to be withheld, subject to the discretion of the Committee, shall be the amount designated by such Optionee within such maximum and minimum amounts.

     (f) Termination of Employment: Unless otherwise determined by the Committee, the following rules shall apply in the event of an Optionee's termination of employment with the Company:

          (i) In the event of an Optionee's termination of employment with the Company either (1) for cause or
     (2) voluntarily on the part of the Optionee, without the written consent of the Company and for reasons other than death, Disability or Retirement (as such terms are defined in Subparagraphs (f)(iv) and (v) hereof), his or her Options shall immediately terminate.

          (ii) In the event of an Optionee's termination of employment with the Company under circumstances other than those specified in Subparagraph (f)(i) hereof and for reasons other than death, Disability or Retirement (as defined in Subparagraphs (f)(iv) and (v) hereof), such Options shall terminate on the earlier of 90 days after the date of such termination of employment or the Option's Expiration Date.

          (iii) In the event of the death of an Optionee while he or she is employed by the Company or during a period when Subparagraph (f)(ii), (f)(iv) or (f)(v) hereof is applicable, such Options shall terminate on the earlier of the first anniversary of the Optionee's death or the Option's Expiration Date.

          (iv) In the event of the Optionee's termination of employment with the Company on account of a Disability, as defined in the Internal Revenue Code, such Options shall terminate on the earlier of the first anniversary of the Optionee's termination of employment or the Option's Expiration Date.

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          (v)  In the event of the termination of employment of an
     Optionee, other than discharge for cause, after age 65 or on or after age 60 pursuant to the terms of any retirement plan maintained by the Company in which the Optionee participates (either of which terminations shall constitute "Retirement"), such Options shall terminate on the earlier of three years after the date of such termination of employment or the Option's Expiration Date, unless the retiring Optionee remains a director of the Company. In that event, this provision will be triggered when his directorship terminates.

          (vi) Anything contained in this Subparagraph (f) to the contrary notwithstanding, an Option may only be exercised following the Optionee's termination of employment with the Company for reasons other than death, Disability or Retirement if and to the extent that such Option was exercisable immediately prior to such termination of employment.

          (vii) An Optionee's transfer of employment between ENSERCH Corporation and its Division or a Subsidiary or between Subsidiaries or between its Division and Subsidiaries shall not constitute a termination of employment and the Committee shall determine in each case whether an authorized leave of absence for military service or otherwise shall constitute a termination of employment.

     (g) Nontransferability: Options shall not be transferable other than by will or the laws of descent and distribution, and no Option may be exercised by anyone other than the Optionee except that, should the Optionee die or become incapacitated, the Option may be exercised by his estate, legal representative or beneficiary subject to all other terms and conditions contained in the Plan.

     (h) Change in Control: Anything contained herein to the contrary notwithstanding, an Optionee shall become fully (100%) vested in each of his or her Options upon the occurrence of a change in control, and no Option held by an Optionee at the time a change in control occurs or at any time thereafter shall terminate for any reason before the Option's Expiration Date. For this purpose, "change in control" means one or more of the following events:

          (i) any person within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "1934 Act"), other than the Company, has become the beneficial owner, within the meaning of Rule 13d-3 under the 1934 Act, of 20% or more of the combined voting power of ENSERCH Corporation's then outstanding Common Stock or equivalent in voting power of any class or classes of ENSERCH Corporation's outstanding securities ordinarily entitled to vote in elections of directors ("voting securities"), or

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          (ii)  Shares representing 20% or more of the combined
     voting power of ENSERCH Corporation's voting securities are purchased pursuant to a tender offer or exchange offer (other than an offer by the Company), or

          (iii)  the Stockholders of ENSERCH Corporation have:

               (A) approved an agreement to merge or consolidate with or into another corporation or an agreement to sell or otherwise dispose of all or substantially all of ENSERCH Corporation's assets (including a plan of liquidation), or

               (B)  elected two or more persons to serve as
          directors of ENSERCH Corporation who were not nominated and approved by the Directors' Nominating Committee and approved by the Board.

ARTICLE VII.  ISSUANCE OF SHARES:  RESTRICTIONS

     Subject to the conditions and restrictions provided in this
Article VII, ENSERCH Corporation shall, as soon as practicable after an Option has been exercised in whole or in part, deliver to the Optionee a certificate, registered in the name of such Optionee, for the number of Shares with respect to which the Option has been exercised less any Shares which are to be retained in accordance with Article VI(e) to satisfy tax withholding requirements. ENSERCH Corporation may legend any stock certificate issued hereunder to reflect any restrictions necessary under the terms of any federal or state laws or regulations thereunder.

ARTICLE VIII.  RIGHTS AS SHAREHOLDER AND EMPLOYEE

     No Optionee shall have any rights as a Shareholder of ENSERCH Corporation with respect to any Shares prior to the date of issuance to him or her of the certificate or certificates for such Shares. Neither the Plan nor any Option granted or Restricted Stock awarded under the Plan shall confer upon the Optionee any right to continue in the employment of the Company.


ARTICLE IX.  SUBSTITUTE OPTIONS

     Anything contained herein to the contrary notwithstanding, Options may, at the discretion of the Board (or the Committee), be granted under the Plan in substitution for Options to purchase Shares of capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company. The terms, provisions and benefits to Optionees of such substitute Options may be identical in all respects to the terms, provisions and benefits to Optionees of the Options of the other corporation on the date of

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substitution, except that such substitute Options shall provide the purchase of Shares instead of shares of such other corporation.

ARTICLE X.  RESTRICTED STOCK

     (a) Awards to Eligible Employees: The Committee may make awards of Restricted Stock to any eligible employee, for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the award (an "Award"). The terms and conditions of Restricted Stock, including the terms of the release of restrictions which may be performance-based, time-based, or a combination of both, shall be specified by the Award. The Committee, in its sole discretion, shall determine what rights, if any, the person to whom an award of Restricted Stock is made shall have in the Restricted Stock during the restriction period and the restrictions applicable to the particular Award, including whether the holder of the Restricted Stock shall have the right to vote the shares or receive all dividends and other distributions applicable to the Shares. The Committee shall determine when the restrictions shall lapse, or expire and the conditions, if any, under which the Restricted Stock will be forfeited or sold back to the Company. Each award of Restricted Stock may have different restrictions and conditions. The Committee, in its discretion, may prospectively change the restriction period and the restrictions applicable to any particular award of Restricted Stock. Restricted Stock may not be transferred or sold by the recipient until the restrictions specified in the Award expire.

     (b) Issuance of Stock: Any Restricted Stock awarded hereunder may be evidenced in such manner as the Committee, in its sole discretion, shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock awarded hereunder, such certificate shall bear an appropriate legend with respect to the restrictions applicable to such Award. The Compensation Committee may also require as a condition to the issuance of any such certificate the delivery of an agreement in writing between the Company and the recipient in form and substance as shall be approved by the Compensation Committee (a "Restricted Stock Agreement"). The Company may retain, at its option, the physical custody of the Restricted Stock during the restriction period or require that the Restricted Stock be placed in an escrow or trust, along with a stock power endorsed in blank, until all restrictions are removed or expire.

     (c)  Awards to Executive Officers of Performance-Based Stock:
The following provisions shall apply to any performance-based awards of Restricted Stock made under this Plan to any person who has been designated by the Board of Directors as an Executive Officer of the Company:

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          (i)  the performance criteria upon which vesting of the
     Restricted Stock is contingent shall be such objective performance goals as the Compensation Committee shall establish in writing prior to the commencement of any performance period to which such performance criteria relate (provided, however, that performance goals for any performance period which includes the year 1994 may be established at any time prior to April 1, 1994, and such date as to future periods as may be authorized under Treasury Department Regulations), and while the outcome is substantially uncertain, and shall be based on total shareholder return, total shareholder return compared to a group of peer companies specified by the Compensation Committee, earnings per share, or operating unit income; and

          (ii) the maximum number of Shares that may be awarded to any Executive Officer with respect to all performance periods beginning in a calendar year shall not exceed 50,000 Shares (subject to adjustment pursuant to Article V hereof); provided, however, that the Compensation Committee may retain the discretion to reduce an award during or at the conclusion of the performance period.

     (d) Awards to Non-Employee Directors: There shall be made annually to each eligible non-employee director an award of Restricted Stock on the following terms and conditions:

          (i) Awards shall be made at the time of the first meeting of the Compensation Committee following the Annual
     Meeting of Shareholders;

          (ii) the number of Shares that may be awarded shall be determined by dividing $25,000 by the average of the closing sale price per share of the Shares as reported on the Consolidated Tape (the "Closing Price") for the last twenty trading days in April (the "Award Value"), rounded up to the next full number of Shares;

          (iii) the recipient shall deliver to the Company a Restricted Stock Agreement and shall also deliver a stock power endorsed in blank, relating to the Restricted Stock covered by the Award;

          (iv) Shares shall be issued, after delivery of the agreement and stock power required by (iii) above, and a certificate for such Shares shall be issued in the recipient's name but such certificate shall be retained by the Company for the recipient's account;

          (v) the recipient, after issuance of a certificate, shall thereupon be a shareholder with respect to all the Shares represented by such certificate and shall have all the

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     rights of a shareholder with respect to all such Shares,
     including the right to vote such Shares and to receive all dividends and other distributions paid with respect to such Shares, except that such Shares shall be restricted as to transferability and subject to forfeiture as provided in (vi) below;

          (vi) the following restrictions are applicable to the award of Restricted Stock to non-employee directors:

               (A) the recipient shall not be entitled to delivery of any certificate(s) and shall be prohibited from transferring the Restricted Stock unless prior to the tenth anniversary of the date of the Award (the "Termination Date") the death of the recipient shall occur or either of the following conditions shall be satisfied: (x) the Closing Price of the Shares on any one trading day shall be equal to a value of at least 1.5 times the Award Value or (y) the average Closing Price for the twenty trading days immediately preceding the Termination Date is at least equal to the Award Value; and

               (B) if neither condition (x) nor condition (y) shall have been satisfied by the Termination Date, all Restricted Stock shall be forfeited and all rights to such shares shall terminate without further obligation on the part of the Company or the recipient.

          Upon the death of the recipient or upon satisfaction of either requirement of (A) above, the restriction on transferability of the Restricted Stock shall be lifted, and the certificate(s) for the Restricted Stock shall be delivered as soon as practicable.

          (e) Merger, Consolidation, Etc.: In the event that ENSERCH Corporation shall, pursuant to action by its Board, at any time propose to merge into, consolidate with or sell or otherwise transfer all or substantially all of its assets to another corporation, the restriction on transferability of the Restricted Stock shall be lifted and the certificate(s) for the Restricted Stock shall be delivered as soon as practicable.

          (f) Change in Control: In the event of a Change in Control of the Company as defined in Article VI(h) hereof, the restriction on transferability of the Restricted Stock shall be lifted and the certificate(s) for the Restricted Stock shall be delivered as soon as practicable.

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ARTICLE XI.  TERM OF THE PLAN

     Barring any action of the Board to the contrary, the Plan shall terminate on, and no Options shall be granted or award of Restricted Stock made after, the tenth anniversary of the Effective Date. The provisions of the Plan, however, shall continue thereafter to govern all Options theretofore granted until the exercise, expiration or cancellations of such Options and to govern all awards of Restricted Stock until all restrictions have lapsed or such Shares have been forfeited.

ARTICLE XII.  AMENDMENT AND TERMINATION OF PLAN

     The Plan may be amended or terminated at any time by the Board except that Article X may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, or the rules thereunder. However, without further approval of the Shareholders of ENSERCH Corporation by the affirmative vote of the majority of the Shares present or represented and entitled to vote, no amendment shall (i) increase the maximum aggregate number of Shares with respect to which Options may be granted or awards of Restricted Stock made under the Plan and the limitations on individual Option grants under Article VI hereof and Restricted Stock Awards under Article X hereof, except in accordance with
Article V hereof, (ii) change the Option price provided for in
Article VI(a) hereof or (iii) change the eligibility provisions of
Article IV hereof. Subject to the provisions of Article VI hereof, no termination of or amendment to the Plan shall adversely affect the rights of an Optionee or other person holding an Option previously granted hereunder or a holder of a Restricted Stock Award without the consent of such person.

ARTICLE XIII.  CONSTRUCTION

     The Plan and Agreements shall be interpreted and administered under the laws of the State of Texas.


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